Exhibit 21.1

Subsidiaries of Accelerant Holdings

Name of Subsidiary	Jurisdiction
2WJ, LLC	US
Abacus Assurances SAS	France
Accelerant Agency (UK) Limited	UK
Accelerant Agency Canada Ltd.	Canada
Accelerant Agency Limited	Ireland
Accelerant Distribution Holdings Limited	Malta
Accelerant Holdings (Cayman) Ltd.	Cayman Islands
Accelerant Holdings UK Ltd.	UK
Accelerant Insurance Europe SA	Belgium
Accelerant Insurance UK Limited	UK
Accelerant Malta Holdings Limited	Malta
Accelerant National Insurance Company	US
Accelerant Re (Cayman) Ltd.	Cayman Islands
Accelerant Re Ltd.	Bermuda
Accelerant Services (Malta) Limited	Malta
Accelerant Services UK Limited	UK
Accelerant Specialty Insurance Company	US
Accelerant Underwriting Holdings Limited	Bermuda
Accelerant Underwriting Holdings UK Limited	UK
Accelerant Underwriting Managers, Inc	US
Accelerant US Distribution Holdings, LLC	US
Accelerant US Holdings, LLC	US
Accelerant US Services Company Holdings, LLC	US
Accelerant US Services Company, LLC	US
Agri Acquisition Co., LLC	US
Agribusiness Risk Services, LLC	US
ARB Acquisition Co. Ltd.	Malta
Assurely Acquisition Co., LLC	US
Ayax (UK) Acquisition Co. Ltd	UK
Ayax Specialty S.L.	Spain
Capital Markets Underwriting Limited	UK
Certass Limited	UK
Certass TA Limited	UK
Colibri’ Italia S.R.L.	Italy
Corniche Acquisition Co. Ltd.	UK
Corniche Underwriting (EU) Limited	Ireland

Corniche Underwriting Ltd.	UK
Enceladus Reinsurance Limited	Turks and Caicos Islands
Euna Acquisition Co. Ltd.	UK
Euna Underwriting Ltd	UK
Everest RM Acquisition Co. Ltd	Malta
Focus Group Inc.	Canada
Gaia Acquisition Co., LLC	US
IECD (SAC) Ltd. Segregated Account SA037	Bermuda
InRev Acquisition Co., LLC	US
InRev, Inc	US
Ionios New Agency AE	Greece
Leap Acquisition Co., LLC	US
Leap Holdings, Inc.	US
LRMS Acquisition Co. Ltd.	Malta
LRMS Europe Ltd.	Ireland
LRMS Insurance Services Limited	UK
M2 Acquisition Co. Ltd.	Malta
M2 Representation of Insurance Companies SA	Greece
Matrix Acquisition Co. Ltd.	Malta
N.B.S. UK Holdings Limited	UK
Nationwide Broker Services Limited	UK
NBS Commercial Limited	Ireland
Omega Acquisition Co Ltd.	Canada
Omega General Insurance Company	Canada
Omega Insurance Holdings Inc.	Canada
Rev Risk Management (Europe) Limited	Ireland
RiskAlliance Acquisition Co. Ltd.	UK
Servicios Profesionales de Suscripción de Riesgos Iberia S.L	Spain
SSR Acquisition Co. Ltd.	Malta
The Underwriting Specialist Limited	UK
Titan Warranty Administration, Inc.	US
Triad Insurance Acquisition Co., LLC	US
Triad Insurance Management & Services Agency, Inc	US
UBI Acquisition Co. Ltd.	UK
UBI Courtage Limited	Ireland
United Brokers International Limited	UK
Warranty Services Limited	UK